As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

USA Rare Earth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1720278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 W. Airport Road

Stillwater, OK 74075

(813) 867-6155

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Valerie Ford Jacob

Chief Legal Officer

100 W Airport Road,

Stillwater, OK 74075

(813) 867-6155

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubenstein White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS, DATED SEPTEMBER 4, 2026

USA RARE EARTH, INC.

Primary Offering of

$1,250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

USA Rare Earth, Inc. (“we,” “us,” or the “Company”) may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. We may also offer securities issuable upon conversion, redemption, repurchase, exercise or exchange of securities offered hereunder. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our shares of common stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “USAR”. On September 3, 2026, the closing sale price of shares of our common stock was $17.69.

Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on Nasdaq. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and, as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus and similar sections contained in the documents incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2026.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to offer and sell up to $1,250,000,000 of common stock, preferred stock, debt securities, new warrants, rights or units.

Each time we offer to sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered and sold. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus) together with the additional information incorporated by reference into this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus) as described under the heading “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information” in deciding whether or not to invest in the securities we may offer.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement of which this prospectus forms a part and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.usare.com/. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement of which this prospectus forms a part but prior to the termination of all offerings covered by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement:

●	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026.

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026.

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 10, 2026.

●	The information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2026 that is responsive to Part III of Form 10-K.

●	Current Reports on Form 8-K filed with the SEC on January 26, 2026, January 29, 2026, February 3, 2026, March 5, 2026, March 12, 2026, April 20, 2026 (SEC Accession Number: 0001213900-26-045706), April 20, 2026 (SEC Accession Number: 0001213900-26-045339), April 23, 2026, May 13, 2026 (SEC Accession Number: 0001213900-26-055511), June 2, 2026, June 3, 2026, June 4, 2026, June 5, 2026, June 15, 2026, June 18, 2026, July 16, 2026, July 20, 2026, July 23, 2026, August 7, 2026, August 24, 2026, August 31, 2026 and September 4, 2026 (except, with respect to each of the foregoing, for the portions of such reports which were deemed to be furnished and not filed).

●	The description of our Common Stock in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2025, and as may be further amended by any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. Any such request may be made in writing or by telephone at the following address or phone number:

USA Rare Earth, Inc.

100 W. Airport Road

Stillwater, OK 74075

(813) 867-6155

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

MARKET AND INDUSTRY DATA

Information contained in this prospectus, and in any amendment or any prospectus supplement, concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The Company has not independently verified this third-party information. The industry in which the Company operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus, any amendment or any prospectus supplement, are subject to change based on various factors, including those described in the sections of this prospectus, any amendment or any prospectus supplement, entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus, any amendment or any prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement, are forward-looking statements, including statements regarding our future results of operations or financial condition, business strategies, and expectations for our business and industry. Forward-looking statements are not guarantees of performance. Although we believe these forward-looking statements are reasonable when made, we cannot assure you that we will achieve or realize these plans or expectations. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “outlook,” “plan,” “potential,” ”pursue,” “should,” “subject to,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

●	the expected benefits of the acquisition of SVRE Holdings Ltd. (“Serra Verde”) including anticipated financial results and synergies, the integration of Serra Verde’s operations, projections regarding Serra Verde’s business and the combined company’s business, and the combined company’s ability to achieve positive cash flow;

●	expected benefits from our transactions with Carester SAS (“Carester”) and Texas Mineral Resources Corp. (“TMRC”);

●	development of our magnet production facility at Stillwater and our refined metals production facility at Blacksburg, South Carolina (the “Blacksburg Facility”), including the timing of expected production milestones and associated costs;

●	the ability to realize the benefits expected from the acquisition of Less Common Metals Ltd. (the “LCM Acquisition”);

●	the ability to satisfy the funding conditions of and to realize the anticipated benefits of the anticipated funding from the U.S. Department of Commerce (the “DOC”);

●	demand for magnets from our production facility once it is operational;

●	the opportunity, size and growth rates of the rare earth element (“REE”) market and market for related magnets;

●	access to and ability to process raw materials for magnet production, including through swarf processing and development of the Round Top Project, which consists of our operations and rights related to Round Top Mountain and the Round Top Mountain heavy rare earth element (“HREE”) metals deposit, including operations at our Wheat Ridge hydrometallurgical demonstration facility (“Round Top Project,” and together with the Stillwater Facility (as defined below) and the Blacksburg Facility, our “Projects”);

●	development and results of the Round Top Project, including timing of key milestones and associated costs;

●	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

●	our future financial performance;

●	the ability to retain or recruit key personnel;

●	the ability to comply with laws and regulations applicable to its business; and

●	expansion plans and opportunities.

These forward-looking statements are based on information available as of their respective dates and our management team’s expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing our management team’s views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to materially differ include, but are not limited to the risks below:

●	We may not realize the anticipated benefits of our proposed, current, and prior acquisitions and transactions, including the transactions with Serra Verde, Carester and TMRC, including expected synergies, financial performance, estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) and, in the case of Serra Verde, integration of operations, on the anticipated timeline or at all.

●	We are subject to political, economic, regulatory, tax, currency and other risks associated with Serra Verde’s operations in Brazil and Switzerland that could adversely affect our business, results of operations and financial condition and interventions by the Brazilian government in the local economy could have a material adverse effect on our business, financial condition and results of operations.

●	We have assumed substantial indebtedness under Serra Verde’s finance agreement with the United States International Development Finance Corporation, which contains restrictive covenants and other requirements that could adversely affect our financial flexibility and operations.

●	Any uncertainty related to Serra Verde’s offtake agreements, for example if the offtake agreement entered into in connection with the Serra Verde transaction is terminated for any reason or if the counterparty to such offtake agreement lacks the financial resources necessary to perform its purchase obligations, including as a result of a failure to finalize definitive debt financing arrangements within the timeframes contemplated by the offtake agreement, Serra Verde may lose the significant commercial benefits provided by the offtake agreement and be forced to seek alternative buyers on less favorable terms, which could materially adversely affect our business, financial condition, results of operations and prospects.

●	The transaction with Carester may not be consummated on its anticipated timeline or at all, and failure to complete the transaction could adversely affect our business, financial condition, and results of operations.

●	The issuance of securities pursuant to the registration statement of which this prospectus forms a part and other issuances of Common Stock may dilute the voting power of our existing stockholders and their percentage interest in any future earnings of the Company.

●	Serra Verde faces physical climate risks, including extreme weather events and rising temperatures, that could disrupt operations at the Pela Ema mine and processing plant in Brazil and materially adversely affect our business and results of operations.

●	Our magnet manufacturing facility in Stillwater, Oklahoma (“Stillwater Facility”) has recently been commissioned and has commenced commercial production; however, we have not begun generating revenue from sintered neodymium-iron-boron (“NdFeB”) permanent magnets (also referred to as neo magnets), our planned Blacksburg Facility is in early-stage development, and we have a limited history in commercial magnet-making operations and the lack of commercial operations limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans.

●	The Round Top Project is at the exploration stage and we have not commenced construction or commission of the mine or related facilities, and the development of the Round Top Project into a producing mine is subject to a variety of risks which may cause the development of the Round Top Project into a producing mine to not occur, be delayed, or not result in the commercial extraction of minerals.

●	Delays in the flowsheet optimization, debottlenecking, and Phase II expansion at Pela Ema could increase project costs and timelines, and materially adversely affect our business and results of operations.

●	We may experience time delays, unforeseen expenses, increased capital costs, and other complications in operating our business, which could delay the start of revenue-generating activities and increased revenues, and increase development costs. Supply chain disruptions and logistics constraints could delay product delivery and disrupt Serra Verde’s access to essential materials, materially adversely affecting our operations.

●	Until our Round Top Project is capable of satisfying our feedstock needs, if ever, our business is subject to the availability of rare earth oxide and metal feedstock, in quantities and prices that allow us to develop and commercially operate our Stillwater Facility.

●	The production of neo magnets and manufacturing of strip-cast and alloy are capital-intensive and require the commitment of substantial resources; if we do not have sufficient capital or other resources necessary to provide for such production and manufacturing, it could negatively impact our business.

●	We will need to produce or manufacture our products to exacting specifications in order to provide customers with a consistently high-quality product. An inability to meet customer specifications would negatively impact our business.

●	We may be adversely affected by fluctuations in demand for, and prices of our products.

●	Fluctuations in rare earth market demand and prices, and limited demand for our products, could materially adversely affect our revenue and profitability.

●	Since our inception, we have generated negative operating cash flows and we may experience negative cash flow from operations in the future.

●	We may not be able to generate positive cashflow from our expected future business operations, and we may not achieve profitability.

●	We may not be able to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive contracts, which may have a negative effect on our business.

●	The success of our business will depend, in part, on the growth of existing and emerging uses for neo magnets.

●	An increase in the global supply of neo magnets or dumping, predatory pricing and other tactics by our competitors or state actors may adversely affect our profitability.

●	We operate in a highly competitive industry in a high demand and growth environment and additional manufacturing, refining and mining competitors could result in a reduction in revenue.

●	Geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China (“China”), the United States (“U.S.”) or other countries in which we operate or sell product or otherwise, may adversely affect our business.

●	Being designated on an export control list by China has had and is expected to continue to have an adverse impact on USAR’s ability to source key raw materials and supplies from China, which has impacted and is expected to continue to impact USAR’s business.

●	The amount of capital required for completion and build-out of our Projects may increase materially from our current estimates, and any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

●	Increasing costs, including rising electricity and other utility costs, or limited access to raw materials may adversely affect our profitability.

●	Diminished access to water may adversely affect our operations.

●	Differences between planned and actual recovery and yield rates could reduce our production volumes and revenues, and materially adversely affect our results of operations.

●	Changes in royalty rates or the imposition of new royalties at the federal, state, or municipal level in Brazil could reduce our cash flows and materially adversely affect our financial condition.

●	We are subject to certain agreements with government entities at the national or state level that have provided us with certain incentives and favorable financing and contain conditions and obligations, including local investment, job creation, and repayment terms, that, if not complied with, could negatively impact our business or require us to repay that financing or lose access to those incentives.

●	We are dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure. Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation. Further, a failure of our information technology and data security infrastructure could adversely affect our business and operations.

●	We depend on key personnel for the success of our business. If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our desired level of growth and our business could suffer.

●	Work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers could significantly disrupt our operations and reduce our revenues.

●	Our success depends on developing and maintaining relationships with local communities and stakeholders.

●	We are or may be subject to risks associated with acquisitions, strategic transactions and expansions.

●	We may fail to realize all of the anticipated benefits of the LCM Acquisition, including the anticipated acceleration of our mine-to-magnet strategy, on the anticipated timeline, or at all.

●	If we infringe, or are accused of infringing, the intellectual property rights of third parties, it may increase our costs or prevent us from being able to commercialize new products.

●	We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

●	Our operations at our Projects and Serra Verde’s operations are subject, or may become subject, to environmental, health and safety regulations, which could impose additional costs and compliance requirements or could limit or prevent our ability to continue our current operations or to undertake new operations, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.

●	We will be required to obtain and maintain governmental permits and approvals to develop and operate the Projects, a process which is often costly and time-consuming. Failure to obtain or retain any necessary permits or approvals for our existing or planned operations or any regulatory investigations or penalties may negatively impact our business.

●	Tariffs by the U.S., counter-tariffs by other countries and future changes in tariff policies could adversely affect our results of operations.

●	We are exposed to possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims.

●	We are subject to the risks of war, terrorism, natural disasters or public health emergencies.

●	The funding from the DOC is expected to be funded in phases over time and is subject to our achieving milestones, and there can be no assurance that such milestones will be achieved on the expected timeline or at all.

●	The market price and trading volume of our Common Stock have been, and may continue to be, highly volatile, and could be subject to wide fluctuations in response to various factors, many of which are beyond our control.

●	The risks described in (i) Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, and (ii) the other risks described in, or incorporated by reference into, this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Additional risks and detailed information regarding factors that may cause actual results to differ materially has been and will be included in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent filings.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read (i) this entire prospectus and the applicable prospectus supplement, including the sections entitled “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, (ii) the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other documents that we file with the SEC, which are incorporated herein by reference as described under the heading “Where You Can Find More Information”), (iii) our consolidated financial statements and the related notes incorporated by reference in this prospectus and (iv) all other information included or incorporated by reference in this prospectus.

Overview of the Company

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet value chain across the United States, Brazil and the United Kingdom. Through our ownership of Less Common Metals, Ltd., one of the world’s leading producers of rare earth metals and alloys, our development of magnet manufacturing capacity in Stillwater, Oklahoma, the Pela Ema mine in Brazil and the Round Top deposit in Texas, we operate across the entire value chain from mining to metal-making, alloy production and neodymium magnet manufacturing. We are establishing a secure, Western-aligned supply of materials essential to the aerospace and defense, semiconductor, energy, data center, physical AI, mobility, healthcare and industrial sectors.

Acquisition of Serra Verde

On April 19, 2026, we entered into a definitive Agreement and Plan of Merger (as amended on July 16, 2026 and September 3, 2026, and as may be further modified, amended or supplemented from time to time, the “Merger Agreement”) by and among (i) the Company, (ii) Middlebury Merger Sub Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), (iii) Serra Verde, and (iv) Serra Verde Rare Earths Ltd., a company incorporated and existing under the laws of the British Virgin Islands, solely in its capacity as the representative of the holders of ordinary shares, without par value, and Class A ordinary shares, without par value, of Serra Verde (collectively, “Serra Verde Shares”), providing for the merger of Serra Verde with and into Merger Sub, with Merger Sub surviving the merger as an indirect, wholly owned subsidiary of the Company (the “Merger”) subject to the terms and conditions contained therein.

On September 3, 2026, the parties closed the Merger, and the Merger became effective at the time when the Articles of Merger were registered by the Registrar of Corporate Affairs of the British Virgin Islands (the “Effective Time”). Pursuant to the Merger Agreement, the aggregate merger consideration (the “Merger Consideration”) consists of (i) an amount of cash equal to $300,000,000 and (ii) an aggregate of 126,849,307 shares of common stock of the Company, including 372,357 shares of common stock withheld for tax purposes. The Merger Consideration was payable to, among others (a) the holders of Serra Verde Shares issued and outstanding immediately prior to the Effective Time, (b) the United States International Development Finance Corporation pursuant to the cancellation and conversion of its warrants to purchase Serra Verde Shares, (c) OMF Fund III (F) Ltd., (d) certain holders of Serra Verde Shares pursuant to the exercise of their warrants to purchase Serra Verde Shares and (e) certain current and former employees and consultants of Serra Verde and its subsidiaries.

As a result of our acquisition of Serra Verde, we own the Pela Ema rare earth mine and processing plant in Goiás, Brazil. The Pela Ema mine is the only producer outside Asia capable of supplying all four magnetic rare earth elements at scale — neodymium, praseodymium, dysprosium and terbium — together with other vital rare earth elements such as yttrium. You can find more information on Serra Verde, by reading the filings that we have made with the SEC, as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Financing Arrangement with U.S. Department of Commerce

On January 26, 2026, we entered into a letter of intent with the DOC setting forth the principal terms on which we expected to enter into a long-term financing package with the DOC to support the development of our domestic rare earth and magnet supply chain, including the Round Top Project and our Stillwater Facility. On June 3, 2026, we entered into (i) the Direct Funding Agreement (the “Direct Funding Agreement”), by and among the Company, as the recipient, certain subsidiaries of the Company, as guarantors, and the DOC, providing for direct funding awards with a maximum award amount of $277.0 million, and (ii) the Loan Guarantee Agreement (the “Loan Guarantee Agreement”), by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, and the DOC, pursuant to which the DOC has agreed to guarantee our repayment of advances in an aggregate principal amount of up to $1.3 billion made by the Federal Financing Bank pursuant to a note purchase agreement to be entered into among us, the Federal Financing Bank and the Secretary of Commerce (collectively, the “Parent Loan Agreement”). Concurrently with the execution of the Direct Funding Agreement and the Loan Guarantee Agreement, we entered into a Securities Issuance Agreement, dated June 3, 2026, by and between the Company and the DOC, and issued to the DOC 16,132,790 shares of common stock and a warrant to purchase 17,600,584 shares of common stock at an exercise price of $17.17 per share. For additional information regarding the Parent Loan Agreement, see our Current Report on Form 8-K filed with the SEC on June 3, 2026, which is incorporated by reference into this prospectus.

Corporate Information

We are incorporated in the state of Delaware and our principal executive office is located at 100 W Airport Road, Stillwater, Oklahoma. Our telephone number is (813) 867-6155. Our website address is https://www.usare.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, investors should carefully consider, among other things, the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in, or incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. For more information, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes, which may include but is not limited to the repayment of debt, capital expenditures or other corporate purposes. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

A description of our common stock and preferred stock is set forth in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2025, as may be further amended by any amendments or reports filed for the purposes of updating such description, which description is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Form, Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described in the indenture, a global debt security may not be transferred except as a whole by the Depositary to its nominee or by the nominee to the Depositary, or by the Depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

The Depositary holds securities that its participants deposit with the Depositary. The Depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in the Depositary include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Access to the Depositary system is also available to others (which we sometimes refer to as indirect participants) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

So long as the debt securities are in book-entry form, you will receive payments and may transfer debt securities only through the facilities of the Depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. We will make payments on book-entry debt securities to the Depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

If the debt securities are issued in definitive certificated form under the limited circumstances described in the indenture, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities, including the payment of principal, premium, if any, and interest on such debt securities. The indenture will not limit us from incurring or issuing other unsecured or secured debt and, unless otherwise indicated in the applicable prospectus supplement, the indenture will not contain any financial covenants.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than the Company) is a corporation, organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default (as defined below) or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the Company and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company;

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the securities of each series voting as a class). We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions) upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the applicable series of debt securities.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF THE WARRANTS

We may elect to offer new warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the new warrants we may offer pursuant to this prospectus that are common to all series. For the avoidance of doubt, this section relates only to new warrants that we may issue and not any of our outstanding warrants, and we refer to such new warrants in this prospectus for the sake of simplicity as “warrants.”

The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.

General

We may issue warrants to purchase common stock, preferred stock, debt securities or any combination thereof (including in the form of units), which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued pursuant to a separate form of warrant and may be issued pursuant to a separate warrant agreement to be entered into between us and a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies in which the price of the warrants may be payable;

●	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

●	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of warrants, if applicable, may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the rights;

●	the record date, if any, for determining which security holders are entitled to the rights distribution;

●	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections entitled “Description of Common Stock and Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

●	we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

This prospectus relates to from time to time the offer and sale by us of up to $1,250,000,000 in the aggregate of the Company’s common stock, preferred stock, debt securities, new warrants, rights or units.

We are registering the securities covered by this prospectus on our behalf. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such securities will be borne by us according to the allocation of securities sold.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by us covered by this prospectus may be offered and sold from time to time by us. We may sell securities, from time to time through one or more underwriters, dealers or agents, directly to one or more purchasers or through a combination of any of these methods of sale or any other method permitted by law. We may sell securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. Subject to the limitations set forth in any applicable registration rights agreement, we may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	“at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	sales directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods; or

●	any other method permitted pursuant to applicable law.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

We may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. We may also sell the securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of USA Rare Earth, Inc. as of December 31, 2025 and 2024 and for each of the years then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C. (formerly HORNE LLP), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of SVRE Holdings Ltd. incorporated in this Prospectus by reference to USA Rare Earth, Inc.’s Current Report on Form 8-K dated May 13, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., independent auditors, given on the authority of said firm as experts in auditing and accounting.

USA RARE EARTH, INC.

Primary Offering of

$1,250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PRELIMINARY PROSPECTUS

      , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

Amount
SEC registration fee		$172,625
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee fees and expenses		*
Blue sky fees and expenses (including legal fees)		*
Printing and miscellaneous fees and expenses		*

Total	$	*

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement for Securities Offered Hereby.
2.1†	Business Combination Agreement, dated as of August 21, 2024, by and among Inflection Point Acquisition Corp. II, LLC, IPXX Merger Sub, LLC and USA Rare Earth, LLC.	S-4/A	333-283181	2.1	2/13/2025
2.2	Amendment No. 1 to Business Combination Agreement, dated as of November 11, 2024, by and among Inflection Point Acquisition Corp. II, LLC, IPXX Merger Sub, LLC and USA Rare Earth, LLC.	S-4/A	333-283181	2.2	2/13/2025
2.3†	Amendment No. 2 to Business Combination Agreement, dated as of January 30, 2025, by and among Inflection Point Acquisition Corp. II, LLC, IPXX Merger Sub, LLC and USA Rare Earth, LLC.	S-4/A	333-283181	2.4	2/13/2025
2.4	Certificate of Merger of IPXX Merger Sub, LLC with and into USA Rare Earth, LLC.	8-K	001-41711	2.4	3/19/2025
2.5	Plan of Domestication	8-K	001-41711	2.5	3/19/2025
2.6†	Share Purchase Agreement, dated as of September 26, 2025, by and among USA Rare Earth, Inc., Laconia Acquisition Sub Limited, Indian Ocean Rare Metals Pte Ltd, the shareholders of Indian Ocean Rare Metals Pte Ltd and Grant Smith, solely in his capacity as the sellers’ representative.	8-K	001-41711	2.1	9/29/2025
2.7†	Agreement and Plan of Merger, dated March 4, 2026, by and among USAR, TMRC and Merger Subs.	8-K	001-41711	2.1	3/5/2026
2.8†	Agreement and Plan of Merger, dated April 19, 2026, by and among USAR, SVRE, Merger Sub and the Serra Verde Rare Earths Ltd., as the Seller Representative.	8-K	001-41711	2.1	4/20/2026
2.9	Amendment No. 1 to Agreement and Plan of Merger, dated July 16, 2026, by and among USA Rare Earth, Inc., SVRE Holdings LTD, Middlebury Merger Sub Ltd. and the Serra Verde Rare Earths Ltd., as the Seller Representative.	8-K	001-41711	2.1	7/16/2026
2.10	Amendment No. 2 to Agreement and Plan of Merger, dated September 3, 2026, by and among USA Rare Earth, Inc., SVRE Holdings LTD, Middlebury Merger Sub Ltd. and the Serra Verde Rare Earths Ltd., as the Seller Representative.	8-K	001-41711	2.3	9/4/2026
3.1	Certificate of Corporate Domestication of USA Rare Earth, Inc.	8-K	001-41711	3.1	3/19/2025
3.2	Certificate of Incorporation of USA Rare Earth, Inc.	8-K	001-41711	3.2	3/19/2025
3.3	Bylaws of USA Rare Earth, Inc.	8-K	001-41711	3.3	3/19/2025
3.4	USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock.	8-K	001-41711	3.4	3/19/2025
3.5	Certificate of Amendment, dated May 1, 2025, to USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock.	8-K	001-41711	3.2	5/5/2025
3.6	Certificate of Amendment, dated January 26, 2026, USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock.	8-K	001-41711	3.1	1/26/2026

4.1	Specimen Common Stock Certificate of USA Rare Earth, Inc.	S-4/A	333-283181	4.5	2/13/2025
4.2	Specimen Warrant Certificate of USA Rare Earth, Inc.	8-K	001-41711	4.2	3/19/2025
4.3	Form of Warrant issued to each Series A Investor.	8-K	001-41711	4.4	3/19/2025
4.4	Form of Warrant issued to PIPE Investors.	10-Q	001-41711	4.2	5/15/2025
4.5	Form of Waiver to Warrants issued to Series A Investors and PIPE Investors.	8-K	001-41711	4.5	5/5/2025
4.6	Form of Amendment to Warrants issued to Series A Investors and Closing PIPE Investors.	8-K	001-41711	4.1	1/26/2026
4.7**	Form of Preferred Stock Certificate.
4.8*	Form of Indenture Relating to the Company’s Debt Securities.
4.9**	Form of Debt Security.
4.10**	Form of Warrant.
4.11**	Form of Warrant Agreement.
4.12**	Rights Certificate.
4.13**	Form of Rights Agreement.
4.14**	Form of Unit Certificate.
4.15**	Form of Unit Agreement.
5.1*	Opinion of White & Case LLP
23.1*	Consent of BDO USA, P.C. (formerly HORNE LLP)
23.2*	Consent of PricewaterhouseCoopers Auditores Independentes Ltda., independent registered public accountants for SVRE Holdings Ltd.
23.3*	Consent of White & Case LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on the signature page hereto).
25.1+	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for Debt Securities.
107*	Filing Fee Table.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
*	Filed herewith.
**	To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
+	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, State of Oklahoma, on September 4, 2026.

USA RARE EARTH, INC.

By:	/s/ William Robert Steele Jr.
Name:	William Robert Steele Jr.
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Barbara Humpton, William Robert Steele Jr. and Valerie Ford Jacob, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement or post-effective amendment thereto to be filed with the United States Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on September 4, 2026.

Signature	Title

/s/ Barbara Humpton	Director, Chief Executive Officer
Barbara Humpton	(Principal Executive Officer)

/s/ William Robert Steele Jr.	Chief Financial Officer
William Robert Steele Jr.	(Principal Financial and Accounting Officer)

/s/ Michael Blitzer	Executive Chair
Michael Blitzer

/s/ Thomas Caulfield	Director
Thomas Caulfield

/s/ Sir Michael Lawrence Davis	Director
Sir Michael Lawrence Davis

/s/ Thrasyvoulos Moraitis	Director
Thrasyvoulos Moraitis

/s/ Otto Schwethelm	Director
Otto Schwethelm

/s/ Michael Senft	Director
Michael Senft

/s/ Carolyn Trabuco	Director
Carolyn Trabuco